UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2007

COCA-COLA ENTERPRISES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-09300 (Commission File No.)	58-0503352 (IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339

(Address of principal executive offices, including zip code)

(770) 989-3000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 3, 2007, the Company entered into a Five Year Credit Agreement providing for a multicurrency revolving line of credit of US$2.5 billion with a $500 million sublimit for multicurrency letters of credit.  Interest rates for eurocurrency borrowings are based on LIBOR and are tied to the ratings of the Company's long-term senior unsecured debt.  This loan facility, which is unsecured, incorporates the customary terms of default including acceleration upon non payment, and upon the occurrence of other events and the Company’s failure to cure.   It is intended to serve primarily as a backstop for the Company's short-term commercial paper programs. It is largely a renewal and replacement of two facilities entered into in 2004. This facility matures on August 3, 2012. There are no amounts currently drawn under this facility.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 4
Five Year Credit Agreement Dated as of August 3, 2007 Among Coca-Cola Enterprises Inc., Coca-Cola Enterprises (Canada) Bottling Finance Company, Coca-Cola Bottling Company, Bottling Holdings (Luxembourg) Commandite S.C.A., The Initial Lenders and Initial Issuing Banks Named Herein, Citibank, N.A. and Deutsche Bank AG New York Branch, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES INC. (Registrant)

Date: August 9, 2007	By: /s/ WILLIAM T. PLYBON William T. Plybon Vice President and Secretary